EXHIBIT 8.1
December 2, 2008

Irwin Financial Corporation
500 Washington Street
Columbus, IN 47201
Ladies and Gentlemen:
     We have acted as tax counsel to Irwin Financial Corporation, an Indiana corporation (“Irwin”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by Irwin under the Securities Act of 1933 relating to a distribution by Irwin of certain non-transferable subscription rights to holders of Irwin’s common shares to purchase common shares of Irwin (the “Rights Offer”).
     In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate and have made such other factual and legal inquiries as we have considered necessary or appropriate.
     Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Rights Offer set forth in the Registration Statement and (ii) that the transactions related to the Rights Offer will be consummated in the manner contemplated by the Registration Statement.
     We express no opinion concerning any matters other than those specifically set forth herein.
     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Rights Offer or the terms of the subscription rights, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.
     Based upon the foregoing and in reliance thereon, we hereby confirm to you our opinion as set forth in the Registration Statement under “Material U.S. Federal Income Tax Consequences,” subject to the qualifications, exceptions, assumptions and limitations contained therein, insofar as it relates to matters of U.S. federal income tax law.

     This opinion is furnished to you solely for your benefit in connection with the Rights Offer and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Sullivan & Cromwell LLP